                                                               EXHIBIT 10.2 (cc)

                               EXECUTIVES SERVICES
                               -------------------
                                    AGREEMENT
                                    ---------


                                     BETWEEN
                                     -------


                                  CATUITY INC.
                                  ------------


                                       AND
                                       ---



                            DAVID LANCELOT MACHATTIE
                            ------------------------
                                      SMITH
                                      -----

                                  (1 JUNE 2001)
                                  -------------





-------------------------------------------------------------------------------
1

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


                                TABLE OF CONTENTS


1     DEFINITIONS AND INTERPRETATION                                                    4

   1.1   DEFINITIONS                                                                    4

2     EMPLOYMENT                                                                        5

3     TERM                                                                              5

4     DUTIES OF EXECUTIVE                                                               6

   4.1   GENERAL DUTIES                                                                 6

   4.2   DUTY TO REPORT                                                                 6

   4.3   OUTSIDE DIRECTORSHIPS                                                          6

5     REMUNERATION                                                                      6

   5.1   BASIC SALARY PACKAGE                                                           6

   5.2   STARTING SALARY PACKAGE                                                        7

   5.3   SALARY PACKAGE REVIEW                                                          7

   5.4   NO DECREASE IN BASIC SALARY PACKAGE                                            8

   5.5   DIRECTORS' FEES                                                                8

6     SUPERANNUATION                                                                    8

7     EXISTING LOAN AGREEMENT                                                           8

8     EXPENSES AND OTHER ENTITLEMENTS                                                   8

   8.1   EXPENSES                                                                       8

   8.2   ENTITLEMENTS                                                                   9

   8.3   FRINGE BENEFITS TAX                                                            9

9     MAINTENANCE OF REMUNERATION                                                      10

10    LEAVE ENTITLEMENTS                                                               10

11    PAYMENT DURING ABSENCE ON MEDICAL GROUNDS                                        10

12    CONFIDENTIALITY                                                                  11

   12.1    EXECUTIVE'S OBLIGATIONS                                                     11

   12.2    SURVIVAL OF OBLIGATIONS                                                     11

13    RESTRICTIONS ON OTHER ACTIVITIES OF THE EXECUTIVE                                11

   13.1    INDUCEMENTS                                                                 11

   13.2    OPTIONAL POST-EMPLOYMENT RESTRAINT                                          11

   13.3    USE OF THE COMPANY NAME                                                     12

14    TERMINATION                                                                      12

   14.1    TERMINATION BY THE EXECUTIVE                                                12

   14.2    TERMINATION BECAUSE OF INCAPACITY                                           13

   14.3    IMMEDIATE TERMINATION BY THE COMPANY                                        13


-------------------------------------------------------------------------------
2

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------

   14.4    TERMINATION BY THE COMPANY                                                  13

   14.5    PAYMENTS ON TERMINATION OR FAILURE TO RENEW AGREEMENT                       13

   14.6    TERMINATION PAYMENTS                                                        13

   14.7    RESIGNATION AS DIRECTOR                                                     14

   14.8    OBLIGATIONS ON TERMINATION                                                  14

15    SHARES AND OPTIONS                                                               14

   15.1    CONFIRMATION                                                                14

   15.2    NEW OPTIONS                                                                 14

16    INDEMNITY                                                                        14

17    GENERAL                                                                          15

   17.1    NOTICES                                                                     15

   17.2    GOVERNING LAW AND JURISDICTION                                              15

   17.3    PROHIBITION, ENFORCEABILITY AND SEVERANCE                                   15

   17.4    WAIVER                                                                      16

   17.5    ENTIRE AGREEMENT                                                            16

   13.   TAXATION                                                                      22

   14.   UNEXERCISED OPTIONS                                                           22

   15.   CHANGE OF CONTROL                                                             23


-------------------------------------------------------------------------------
3

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


THIS EXECUTIVE SERVICE AGREEMENT is made on 1 June 2001 between the following parties:

CATUITY INC. of 2711 E Jefferson Drive, Detroit, Michigan 48207 USA ('COMPANY'), AND

DAVID LANCELOT MACHATTIE SMITH of 24 View Street, Woollahra, New South Wales 2025 ('EXECUTIVE').

RECITALS

A. The Company is in the business of developing, marketing and operating software solutions for loyalty programs integrated with the payment system over POS and Internet. (the 'BUSINESS').

B. The Company and the Executive entered into an Employment Agreement dated 1 May 1995 ('1995 Agreement'), Executive Services Agreement dated 14 May 1997 ('1997 Agreement') and an Executive Services Agreement dated 1 June 1999 ('1999 Agreement) under which the Executive has been employed as the Managing Director of the Company (the 'PREVIOUS AGREEMENTS').

C. The Company and the Executive have agreed to enter into this Agreement to replace the Previous Agreements (only to the extent that this agreement conflicts with the Previous Agreements) and to clarify the terms and conditions of the Executive's continued employment as Chairman of the Company.

THE PARTIES AGREE, in consideration of, among other things, the mutual promises contained in this agreement:

1        DEFINITIONS AND INTERPRETATION

1.1        DEFINITIONS

           In this agreement:

           'BOARD' means the board of directors of the Company,

           'GROUP' means the Company and any Group Company;

           'GROUP COMPANY' means a 'related body corporate' of the Company as that expression is defined in the Corporations Law;

           'INFORMATION' means any information in respect of the Company's Business which is not in the public domain and includes, but is not limited to, any document, book, account, process, patent, specification, drawing, design or know-how which is:

          (a)  supplied by the Company to the Executive; or

          (b) generated by the Executive in the course of performing the Executive's obligations;

           'MONTH' means calendar month;

           'SALARY REVIEW DATE' means 1 May of each year that this Agreement is in effect;




-------------------------------------------------------------------------------
4

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


           'SUBSIDIARY' means any 'subsidiary' of the Company as that expression is defined in the Corporations Law,.

1.2        INTERPRETATION

           In this agreement, headings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

           (a) a reference to termination of this agreement includes a reference to termination of the Executive's contract of employment;

           (b) words importing the singular include the plural and vice versa;

           (c)        words importing a gender include any gender;

           (d) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

           (e) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;

           (f) a reference to any thing (including, but not limited to, any right) includes a part of that thing;

           (g) a reference to a party to a document includes that party's successors and permitted assigns;

           (h) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws varying, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

           (i) a reference to a document or agreement includes all amendments or supplements to, or replacements or novations of, that document or agreement.


2          EMPLOYMENT

           (a) Under the Previous Agreements the Company appointed the Executive as its Managing Director and the Executive accepted that appointment with effect from 1 May 1995 (the 'Commencement Date'). The Executive became Chairman of the Company in December 1999.

           (b) The Executive continues to be employed as the Chairman of the Company and from the date of this Agreement that employment is on the terms contained in this Agreement.


3          TERM

           (a) The appointment of the Executive as CEO & Managing Director of the Company began on the Commencement Date under the terms of the Previous Agreements and the appointment of the Executive as Chairman was made in December 1999.




-------------------------------------------------------------------------------
5

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------



           (b) The appointment of the Executive as an executive and, subject to the board of Directors discretion, as Chairman of the Company will continue until 1 June 2003, unless terminated at some earlier time in accordance with the terms of this Agreement.

4        DUTIES OF EXECUTIVE

4.1      GENERAL DUTIES

           Subject to clause 4.3, the Executive must:

           (a) devote the whole of the Executive's time, attention and skill during normal business hours, and at other times as reasonably necessary, to the duties of office and the Executive shall not be entitled to receive any remuneration for work performed outside such normal business hours;

           (b) faithfully and diligently perform the duties and exercise the powers:

                      (i)        consistent with the position of Chairman; and

                      (ii)       assigned to the Executive by the Board; and

           (c)        promote the interests of the Company and any Group
                      Company.

4.2      DUTY TO REPORT

           The Executive must:

           (a)        report directly to the Board or as directed by the Board;

           (b) provide prompt and full information to the Board regarding the conduct of the business of the Company by the Executive; and

           (c) comply with reasonable directions given to the Executive by the Board.

4.3        OUTSIDE DIRECTORSHIPS

           The Executive may accept appointment to, receive and retain remuneration from and perform the reasonable duties associated with:

           (a) one non executive directorship of an independent unrelated company before 1 December 2001

           (b) two non executive directorships of independent unrelated companies after 1 December 2001;

5        REMUNERATION

5.1      BASIC SALARY PACKAGE

           (a) During the period that the Executive serves the Company under this




-------------------------------------------------------------------------------
6

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


                      Agreement, the Company must pay the Executive a basic salary package, determined under this clause, the salary component of which is payable fortnightly in arrears by direct deposit into a bank account nominated by the Executive, or as otherwise agreed between the parties.

           (b) At the sole discretion of the Executive as to the nature and amount of each component, payment by the Company of the basic salary package may be by way of salary, additional superannuation contributions, life insurance, health and incapacity insurance, income protection insurance or such other components as may otherwise be agreed between the parties. Any fringe benefits tax payable under the Fringe Benefits Tax Assessment Act 1986
                      (Cth) in respect of the nature of each component will be included in the calculation of the basic salary package.

5.2      STARTING SALARY PACKAGE

           The basic salary package for the period commencing on the date of this Agreement is A$410,000.00 gross per annum.

5.3      SALARY PACKAGE REVIEW

           (a) The basic salary package is subject to review on each Salary Review Date or within 30 days of any Salary Review Event.

           (b) The basic salary package for the period after a review is the amount per annum agreed between the parties.

           (c) At each review, the basic salary package may be increased having regard to:

                      (i)        the cost of living;

                      (ii) the responsibilities of the Executive and remuneration available in the workforce outside the Company for a person with responsibilities and experience equivalent to those of the Executive;

                      (iii)      the performance of the Executive;

                      (iv)       the performance of the Company; and

                      (v) any increases awarded to employees of the Company.

           (d) In the absence of agreement under clause 5.3(b), the basic salary package for the period after a Salary Review Date will be the greater of.

                      (i) an amount equal to any percentage increase in the All Groups Consumer Price Index ('CPI') for Sydney as published by the Australian Bureau of Statistics; or

                      (ii) the average increase granted across the Company's employees, in respect of the 12-month period preceding the Salary Review Date.

                      (iii) the basic salary specified in clause 5.2 plus ten percent (10%)



-------------------------------------------------------------------------------
7

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------



           (e) The parties must commence review of the basic salary package 1 month before the Salary Review Date, with a view to the parties reaching an agreement for the purposes of clause 5.3(b), by the Salary Review Date.

           (f) A Salary Review Event will be any event that increases the issued capital of the Company by more than 50%.

5.4      NO DECREASE IN BASIC SALARY PACKAGE

           The basic salary package of the Executive must not decrease on any salary package review.

5.5      DIRECTORS' FEES

           The basic salary package includes directors' fees. In the event this Agreement is terminated for whatever reason and the Executive remains as a director of the Company, then director's fees shall be payable to the Executive on a similar basis to other non-executive directors or the Chairman as the case may be.

6        SUPERANNUATION

           (a) The Company warrants that as at the date of this Agreement the Company has fully complied with its obligations under the Superannuation Guarantee Charge Legislation in relation to the employment of the Executive since 1 May 1995.

           (b) The Company must, during the continuation of this Agreement, ensure that the minimum superannuation contributions required to be made for the benefit of the Executive by the Superannuation Guarantee Charge Legislation are made to the trustees of a complying superannuation fund (within the meaning of the Income Tax Assessment Act 1936 (Cth)).

           (c) The Company's superannuation contributions under this clause 6 form part of the Executive's basic salary package under clause 5 of this Agreement, except that any increases after the date of this Agreement to the minimum superannuation contribution required to be made for the benefit of the Executive pursuant to the Superannuation Guarantee Charge Legislation as at the date of this Agreement will be paid by the Company in addition to, and will not form part of, the Executive's basic salary package under clause 5 of this Agreement. In addition the Executive will be compensated (by way of increased basic salary or otherwise) by the Company for any negative financial impact of any other amendments to prevailing superannuation legislation.

7        EXISTING LOAN AGREEMENT

(a) The Company acknowledges that the Limited Recourse Loan Agreement (as amended by the 1999 Agreement) remains in force.

8        EXPENSES AND OTHER ENTITLEMENTS

8.1      EXPENSES

(a) The Company must reimburse the Executive for all reasonable work related


-------------------------------------------------------------------------------
8

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------



           out-of-pocket expenses (approved by another director) incurred by the Executive on Company Business, including but not limited to:

               - telephone calls, rentals and charges; home facsimile charges; internet and stock market reporting expenses, travelling expenses; entertainment expenses; hotel expenses;

               -    car parking expenses;

               - expenses associated with the use of the Executive's own car, calculated at the rates allowed by the Australian Taxation Office for the purposes of determining deductibility; and

               - any other expenditure reasonably made by the Executive on behalf of the Company.

(b) No amount may be reimbursed pursuant to clause 8.1 before the Executive has provided written evidence of expenses incurred to the Company.

(c) The Executive will be entitled to full reimbursement of all overseas travel (business class), accommodation and other costs for the Executive's wife on two trips with the Executive (each trip not to exceed 30 days) at any time prior to 1 June 2004, notwithstanding the early termination of the agreement for whatever reason.

8.2      ENTITLEMENTS

(a) In addition to the payments under clause 5, 6 and this clause 8, the Company agrees to provide the Executive the following benefits:

               - the Company will provide the Executive with a portable computer, facsimile, mobile telephone, a high speed internet service (cable if available) and access to Bloomberg or similar stock market reporting services for use at home or out of the office;

               - the Company will provide the Executive with car parking at or near the Company's premises;

               - the Company will ensure that all overseas travel is at least business class

               - for the duration of his employment by the Company, the Company will ensure that the Executive is covered by workers compensation insurance as required by legislation and directors' and officers' liability insurance world-wide; and

               - the Company will pay all of the costs associated with the parties entering into this Agreement, including payment of stamp duty and up to $6,000 of the Executive's legal costs.

(b) In relation to the benefits at clauses 8.2(a) the Company will pay all leasing and other costs associated therewith (including any fringe benefits tax). In the event that the Executive pays for any part of the costs associated with these benefits the Company will reimburse the Executive for such amounts.

(c) In relation to the benefits at clause 8.2(a), on termination of this Agreement for whatever reason the Executive may at his sole discretion purchase such items from the Company at the depreciated value of the items at the time of termination.



-------------------------------------------------------------------------------
9

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


8.3      FRINGE BENEFITS TAX

The Company must pay any fringe benefits tax payable under the Fringe Benefits Tax Assessment Act 1986 (Cth) in relation to any remuneration or benefit provided by the Company to the Executive under this Agreement except as specifically referred to in Clause 5.1 (b).

9        MAINTENANCE OF REMUNERATION

If there is any change in:

(a) the corporate structure under which the Company or any Group Company operates the Business;

(b)     the accounting methods of the Company or its accountants or auditors,

which reduces or diminishes the total value of the remuneration payable to the Executive, the Company must ensure that the total value of the remuneration payable to the Executive is maintained at a level not less than that which existed before the change.

10       LEAVE ENTITLEMENTS

(a) The Executive is entitled to public holidays, long service leave and annual leave in conformity with statutory entitlements. The parties agree that annual leave and long service leave shall be taken at such time as is agreed by the parties provided that it does not unreasonably inconvenience or disrupt the Business or the Company. In addition to normal leave the Executive will be entitled to 2 working days of special holiday leave for each overseas trip exceeding 7 days, up to a maximum of 14 working days leave.

(b) The Company acknowledges that, at the date of this agreement, the Executive is currently entitled to 42.3 working days holiday as part of annual leave and that the Executive is entitled to long service leave of 32.6 working days. If upon termination of the agreement for whatever reason, the Executive is entitled to annual leave, long service leave or special holiday leave, the Company will pay the Executive the full entitlement upon such termination. At the election of the Executive, such payments may be included in termination pay.

11       PAYMENT DURING ABSENCE ON MEDICAL GROUNDS

(a) Where the Executive is at any time incapacitated from performing his duties for a period in excess of six months, where such incapacity is due to illness, injury, accident or any other circumstance, the Company may discontinue payment in whole or in part of the Executive's salary until such time as the incapacity shall cease or the Executive's employment is terminated in accordance with the terms of this Agreement.

(b) The Company shall give written notice to the Executive of its intention to discontinue payment of salary and the notice shall specify the date from which payment of salary will be discontinued. The notice may be given at any time after the expiration of six months, so long as the incapacity remains.

(c) The Executive shall be entitled to no more than six months' sick leave in total throughout the term of this Agreement and the Company must continue to pay the Executive's salary in full during this period.


-------------------------------------------------------------------------------
10

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


(d) The Executive shall undertake such medical checks and blood tests as may be reasonably required to enable the Company to obtain Key Man insurance or other insurance coverage over the life of the Executive.

12       CONFIDENTIALITY

12.1     EXECUTIVE'S OBLIGATIONS

The Executive must:

(a)     keep any Information secret and confidential,

(b) take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any Information; and

(c) not disclose Information to any third party without first obtaining the written consent of the Board except, provided however that these obligations do not to apply to Information:

(d) that is in the public domain other than through breach of this Agreement;

(e)     that the Executive is required by law to disclose;

(f) that is required to be disclosed by the Executive in the ordinary and proper course of employment with the Company; or

(g) that has been disclosed to the Executive by a third party who is not under any duty of confidentiality with respect to that Information.

12.2     SURVIVAL OF OBLIGATIONS

The Executive's obligations under this part survive the termination of the Executive's employment with the Company.

13       RESTRICTIONS ON OTHER ACTIVITIES OF THE EXECUTIVE

13.1     INDUCEMENTS

Other than under this agreement or by mutual agreement with the Company, the Executive must not accept any payment or other benefit as an inducement or reward for any act in connection with the Business of the Company or any Group Company.

13.2    OPTIONAL POST-EMPLOYMENT RESTRAINT

(a) The Executive and the Company agree that notwithstanding termination of this agreement for whatever reason, the Company may, at its option exercisable on or before the termination date of this agreement, pay the Executive an additional one year's basic salary package as per clause 5 of this Agreement in consideration for the Executive agreeing to the post-employment restraints in clause 13.2(d) of this Agreement.

(b) The Executive may elect to have the amount payable under clause 13.2(a) paid monthly or in a lump sum on exercise of the option. If a lump sum is elected, the lump sum shall be discounted by the Discount Rate. For the purposes of this




-------------------------------------------------------------------------------
11

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


        paragraph, the Discount Rate shall be equal to the Bank Bill Interest Rate at the date of termination, plus three percentage points.


(c) The total amount referred to in clause 13.2(a) is payable in addition to any other payment to the Executive under this Agreement.

(d) On exercise of the option by the Company, the Executive agrees that for a period of 12 months from either:

        (i)     the expiry of the term of this Agreement; or

        (ii) the date of termination (for any cause or by any means) of his employment with the Company,

        whichever is the first to occur, the Executive will not undertake or carry on (either alone or in partnership) or be employed or interested, whether directly or indirectly, in any capacity whatsoever, in the Restraint Area, in a business which is the same as or substantially similar to the Business or competes with the Company or the Business.

(e)     In clause 13.2(d), 'Restraint Area' means:

        (i) all countries in which the Company, or any related body corporate of the Company, carry on business;

        (ii)    Australia;

        (iii)   New South Wales.

(f) Clause 13.2(d) has the effect of several separate and individual covenants and restraints consisting of each separate covenant and restraint set out in clause 13.2(d) combined with each separate area set out in clause 13.2(e).

(g) If any of the several separate and independent covenants and restraints referred to in clause 13.2(f) are or become invalid or unenforceable for any reason, then that invalidity or unenforceability will not effect the validity of enforceability of any of the other separate and independent covenants and restraints.


13.3    USE OF THE COMPANY NAME

The Executive agrees with the Company that at any time after termination (for any cause or by any means) of his employment with the Company, he will not use the name of the Company or any Group Company for any purpose, in connection with his own or any other name, in any way which might suggest his continued association with the Company or any Group Company (other than as a shareholder or director of the Company, if he continues so to be).

14       TERMINATION

14.1     TERMINATION BY THE EXECUTIVE

This Agreement may be terminated by the Executive at any time by the Executive giving six months' notice in writing to the Company. If any one entity or person, acting alone or in association with others,

a) lodges with the Company, or any parent of the Company, a substantial shareholders notice



-------------------------------------------------------------------------------
12

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


        indicating an interest or

b)      in any way obtains an interest in

more than 30% of the issued capital of the Company, or any parent of the Company, then the Executive may terminate this agreement at any time for a period of six months following such event on three months written notice to the Company.

14.2     TERMINATION BECAUSE OF INCAPACITY

This Agreement will automatically terminate if the Company gives notice to the Executive in accordance with clause 11.

14.3     IMMEDIATE TERMINATION BY THE COMPANY

The Company may terminate this Agreement immediately if the Executive:

(a) is guilty of grave misconduct or wilful neglect in the unanimous opinion of all other directors; or

(b) is of unsound mind or becomes liable to be dealt with under any law relating to mental health.

14.4    TERMINATION BY THE COMPANY

(a) Subject to clauses 14.2 and 14.3, this Agreement may only be terminated by the Company in accordance with this clause 14.4.

(b) If prior to 1 June 2003, the Company and the Executive have not entered into an agreement for the continued employment of the Executive, then this agreement will be deemed to have been terminated by the Company effective from 1 September 2003 and the Executive will cease to be an Executive of the Company from the 1 September 2003.

14.5     PAYMENTS ON TERMINATION OR FAILURE TO RENEW AGREEMENT

Upon termination of the Executive's employment by either party and for whatever reason (including but not limited to clause 14.4), the Company shall:

(a) pay the Executive his then prevailing basic salary package for 12 months from the effective date of termination notwithstanding that the Executive no longer provides any services under this Agreement and notwithstanding any other benefits or entitlements to which the Executive is entitled under other terms of this Agreement. That amount is to be paid monthly in advance in twelve equal instalments and is to be secured by a bank guarantee, or such other instalments (or lump sum) and security as otherwise mutually agreed by the parties.

(b) immediately pay the Executive all outstanding entitlements under this Agreement including,but not limited to, unpaid salary due and payable up to the effective date of termination and a sum representing any holiday, special holiday or long service entitlements which have accrued, but not been taken, up to and including that date; and

(c) facilitate the Executive in transferring to another superannuation fund the balance standing to the credit of his superannuation fund hereunder.




-------------------------------------------------------------------------------
13

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------

14.6     TERMINATION PAYMENTS

The Company will ensure that all and any termination payments under this agreement, including payments under clause 13.2 and 14.5, minimise the Executives personal tax liability in respect of such payments, but the Company shall not be obligated to make any payment in such a form as to be non tax deductible to the Company.

14.7     RESIGNATION AS DIRECTOR

(a) On termination of this Agreement by operation of clause 14.3, the Executive must resign from office as a director of the Company or any Group Company.

(b) On termination of this Agreement for any reason other than under clause 14.3, the Executive shall be under no obligation to resign from office as a director of the Company or any Group Company, but is required to stand for reappointment as a director at the next meeting at which any other person is required to stand for appointment or reappointment as a director.

14.8     OBLIGATIONS ON TERMINATION

           On termination of this Agreement, the Executive must return to the Company immediately all tangible property of the Company or any Group Company including, but not limited to, all books, documents, papers, materials, credit cards, cars, computer records and keys held by the Executive or under the Executive's control.

15       SHARES AND OPTIONS

15.1     CONFIRMATION

         The Company and the Executive confirm that the Executive is entitled to all shares and options referred to in the Previous Agreements under the terms of such Previous Agreements and nothing in this agreement will alter or otherwise effect the Executives rights, title and interest in such shares and options. The Company further warrants that all shares issued to the Executive have been (and in the case of shares issued as a result of the exercise of option will be) registered with the US Securities and Exchange Commission and that such shares are (or within 90 days in the case of shares issued as a result of the exercise of options will be) freely tradeable on both and ASX and the Nasdaq Stock Exchange.

         In order to clarify the Previous Agreements and to correct an administrative error, it is agreed by the parties that Schedule A of the 1999 Agreement should reflect the shareholder resolutions passed at the Annual Meeting of shareholders held in May 1999 and that Column 3, Option Expiry Date of Schedule A of the 1999 Agreement should have read

         (i)      24 June in replacement for 1 July in each case;

         (ii)     for the A$1.15 options, the year 2001 in replacement for 2002;
                  and

         (iii)    for the A$1.20 options, the year 2003 in replacement for 2004.

15.2     NEW OPTIONS

           The Company warrants to the Executive that the options detailed in Schedule A of



-------------------------------------------------------------------------------
14

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


         this Agreement have been properly issued and will be issued under the Company's Employee Share Option Plan, the Directors Share Option Plan or such other plan as to ensure the shares issued as a result of the exercise of the options are registered immediately upon issue and not subject to any specific registration requirements of the SEC or any other trading restrictions.

16       INDEMNITY

         To the extent permitted by law, the Company indemnifies the Executive:

         (a) against any liability incurred by him as an employee, officer and or director of the Company, a subsidiary of the Company or any parent of the Company to a person other than the Company or a related body corporate of the Company; and

         (b) against any loss, cost, damage, expense or liability which the Executive suffers or incurs as a result of any litigation, proceeding or judgment arising in connection with this agreement, unless the liability, loss, cost, damage or expense arises out of conduct on the part of the Executive which:

                  (a)      is in material breach of this agreement;

                  (b) involves a lack of good faith, fraud, grave misconduct or wilful neglect; or

                  (c) is contrary to the Company's express written instructions in relation to the management of the Company's business.


17       GENERAL


17.1     NOTICES

                  Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

                  (a) must be in legible writing and in English addressed as shown at the commencement of this agreement, or as specified to the sender by any party by notice;

                  (b) where the sender is a company, must be signed by an officer or under the common seal of the sender;

                  (c) is regarded as being given by the sender and received by the addressee:

                           (i) if by delivery in person, when delivered to the addressee;

                           (ii) if by post, three Business Days from and including the date of postage/on delivery to the addressee; or

                           (iii) if by facsimile transmission, whether or not legibly received, when received by the addressee, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 PM (addressee's time) it is regarded as received at 9.00 am on the following Business Day.


-------------------------------------------------------------------------------
15

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


17.2     GOVERNING LAW AND JURISDICTION

                  (a)      This agreement is governed by the laws of New South
                           Wales.

                  (b) The parties irrevocably submit to the exclusive jurisdiction of the courts of New South Wales.

17.3     PROHIBITION, ENFORCEABILITY AND SEVERANCE

                  (a) Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

                  (b) Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

                  (c) If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

17.4     WAIVER

                  (a) The failure of either party at any time to require performance by the other party of any provision of this agreement does not affect the party's right to require the performance at any time.

                  (b) The waiver by either party of a breach of any provision must not be held to be a waiver of any succeeding breach of the provision or a waiver of the provision itself.

17.5     ENTIRE AGREEMENT

                  This agreement supersedes all previous agreements in respect of the Executive's terms of employment by the Company and embodies the entire agreement between the parties, except for such terms of the Previous Agreements that relate to shares, options and the Limited Recourse Loan.



-------------------------------------------------------------------------------
16

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------



EXECUTED by the parties as an agreement.


SIGNED BY CATUITY INC. by authority of the Board of Directors by its duly authorised representative A.S. Dawson Director in the presence of

                                              A. S. Dawson; Director



Witness



SIGNED BY DAVID LANCELOT
MACHATTIE SMITH in the presence of

Signature of witness
                                              David Lancelot Machattie Smith

Name of witness (print)



-------------------------------------------------------------------------------
17

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


                                   SCHEDULE A
                                   ----------

--------------------------------------------------------------------------------------------------------------------------
                    DETAILS                                    COLUMN 1              COLUMN 2.             COLUMN 3.
                                                                NO. OF                 OPTION               OPTION
                                                               OPTIONS             EXERCISE PRICE         EXPIRY DATE
--------------------------------------------------------------------------------------------------------------------------
Options to be unconditionally issued by the Company to          26,000                 A$7.75             1 June 2009
the Executive on 1 June 2001
--------------------------------------------------------------------------------------------------------------------------
Options to vest at the rate of 2000 per month  for the
duration of this agreement                                      48,000                 A$7.75             1 June 2009
--------------------------------------------------------------------------------------------------------------------------
Options to vest on 1 June 2002                                  26,000                 A$7.75             1 June 2009
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
18

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


                      OTHER TERMS AND CONDITIONS OF OPTIONS

The terms and conditions of the options are as follows:

1.       ENTITLEMENT

         The Option holder is entitled to subscribe for one fully paid share of common stock in the capital of the Company for each Option held.

2.       ISSUE PRICE

         No amount is payable on issue of the Options.

3.       EXERCISE PRICE

         The exercise price of each Option is the exercise price referred to in Column 2 of Schedule A.

4.       OPTION PERIOD

         Each Option may be exercised in whole or in part at any time prior to the Option Expiry Date set out in Column 3 of Schedule A. Any Option that is not exercised will automatically expire on the Option Expiry Date.

5.       TRANSFERABILITY

         The Options may be transferred at any time but only in accordance with the Articles of Association of the Company.

6.       PARTICIPATION IN BONUS ISSUES AND CASH ISSUES

6.1 If the Company makes a bonus issue of shares or other securities convertible into shares of common stock pro rata to holders of such shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the Option holder will be entitled to participate in such issue and the number and or exercise price of the Options will be varied so that the Option holder is not disadvantaged in any way from such issue of bonus shares or other securities.

1.2 If the Company makes an offer to subscribe for cash of shares of common stock pro rata to the holders of such shares the Option holder will be entitled to participate in such offer, and the number and or exercise price of the Options will be varied so that the Option holder is not disadvantaged in any way from such issue of shares for cash

6.3 The Company must notify the Option holder at least 12 business days before the books closing date for determining entitlements to an offer referred to in Clauses 6.1 or 6.2 of:

         a)       the proposed terms of the issue of the offer, and

         b)       the right to have the terms of the Options varied under Clause
                  6.1 or 6.2 (as the



-------------------------------------------------------------------------------
19

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


                  case may be).

7.       ADJUSTMENTS FOR BONUS ISSUES AND CASH ISSUES

7.1 If the Company is listed on any Stock Exchange and makes an offer for cash of ordinary shares of common stock pro rata to the holders of shares of common stock, the exercise price of each Option shall be reduced by the value of the theoretical rights entitlement per cum rights share (E) provided that the exercise price of each Option shall not be reduced to less than the nominal value of the Company" shares of common stock, where E is calculated in accordance with the following formula:

                  E = P - (S + D)
                      -----------
                           N + 1

         Where:

         E = theoretical value of the rights entitlement attached to each share (quoted cum rights).

         P = the weighted average market price of fully paid shares of common stock of the Company sold in the ordinary course of trading on any Stock Exchange during the five trading days after the announcement of the rights issue

         S = subscription price (application money plus calls) for new shares

         D = any dividends due but not yet paid on existing shares which will not be payable in respect of new shares issued under the rights issue

         N = number of cum rights shares required to be held to receive a right to one new share

         No change will be made to the number of shares to which the Option holder is entitled.

7.2 If the Company makes a bonus issue of shares or other securities convertible into shares of common stock pro rata to holders of such shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the number of shares issued on exercise of each Option will include the number of bonus shares that would have been issued if the Option had been exercised prior to the books closing date for bonus shares. No change will be made to the exercise price.

8.       RECONSTRUCTION

         In the event of a reconstruction (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the number of Options or the exercise price of Options or both shall be reconstructed (as appropriate) in a manner which would not result in any benefits being conferred on the Option holders which are not conferred on shareholders (subject to the provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) but in all respects the terms for the exercise of Options shall remain unchanged.


-------------------------------------------------------------------------------
20

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------



9)       RANKING OF SHARES ALLOTTED ON EXERCISE OF OPTIONS

         All share allotted pursuant to the exercise of Options will, subject to the Memorandum and Articles of Association of the Company, rank in all respects (including rights relating to dividends) pari passu with the existing ordinary shares of the Company on issue at date of allotment.

10.      METHOD OF EXERCISE OF OPTIONS

10.1 Options may be exercised by written notice to the Secretary of the Company. The exercise notice must specify the number of shares required to be allotted, which number must be a multiple of 1,000 if only part of the Options are exercised, or if the total number of Options held is less than 1,000, then the total of all Options held must be exercised. Options will be deemed to have been exercised on the date that the application is lodged with the Secretary of the Company.

10.2 The Option holder must pay the exercise price in full to the Company on the date of the exercise of the Options.

10.3 The exercise of less than all of the Option holder's Options will not prevent the Option holder from exercising an Option in respect of the whole or any part of the balance of the entitlement under his remaining Options.

10.4 On exercise of the Options the Option holder must surrender his Option certificate to the Company in respect of those Options being exercised.

10.5 If the Option holder exercises less than the total number of Options then registered in his name:

         a) The Option holder must surrender his Option certificate to the Company, and

         b) the Company must cancel that Option certificate and issue to the holder a new Option certificate in respect of the Option holder's unexercised Options.

10.6 Within 10 days of receipt of the application for the exercise of Options and payment by the Option holder of the exercise price of such Options, the Company must issue and allot to the Option holder the number of fully paid shares of commo stock in the capital of the Company specified in the application.

10.7 If the Company is listed on the any Stock Exchange then it will as soon as practicable after issue do all things necessary for the shares issued upon exercise of Options by the Option holder to be granted official quotation and to be freely tradeable on all Stock Exchanges and. The Options are not to be listed on any Stock Exchange.

11.      COMPULSORY ACQUISITION

         If an entity ("Offeror") serves a notice on the option holder in accordance with section 703(4) of the Corporations Law, all options, which have not yet vested, become vested on the date that notice is served on the option holder, irrespective of any unfulfilled conditions of vesting.



-------------------------------------------------------------------------------
21

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


         All options (including all existing options and all options that have been vested by virtue of the preceding paragraph) will lapse on the date 3 months after delivery of that notice.

         Unless waived by written notice from the Company, the option holder must accept an offer to acquire all options which remain unexercised which is delivered in accordance with section 703(4) of the Corporations Law. This obligation is conditional on the terms offered by the Offeror being no less favourable than the offer price paid or payable by the Offeror in connection with the acquisition of ordinary shares in the Company under the Offeror's take-over scheme or take-over announcement, adjusted to reflect the offer for options rather than ordinary shares or on terms determined by a Court as contemplated by section 703(8) of the Corporations Law.

12.      OPTION EXPIRY DATE

         Subject to clause 11, the Option Expiry Date is the option expiry date referred to in Column 3 of Schedule A.

13.      TAXATION

         The Option holder is exclusively and solely responsible for all and any tax that may be payable as a result of the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options. The issuer makes no warranty or representation in respect of any taxation that may be applicable to the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options.

14.      UNEXERCISED OPTIONS

(a) This clause 14 applies to all Unexercised Options. If there is any inconsistency between this clause and the other provisions of these Terms and Conditions in respect of the exercise of Unexercised Options, this clause prevails to the extent of this inconsistency.

(b)      If, at the time an Unexercised Option is exercised:

         i)       the Company is not listed on ASX; and

         ii) the Company is a subsidiary of another company (the "Parent Company") and

         iii)     the Parent Company is listed on ASX or any Approved Exchange the Company may, instead of issuing shares in the capital of the Company, elect to have the Parent Company issue one fully paid share of common stock in the Parent Company for each Unexercised Option held.

(c)      If the Company makes the election referred to in paragraph (b):

         i) in lieu of the Option holder's entitlement under clause 1 to subscribe for one fully paid share of common stock in the capital of the Company for each Option held, the Option holder will be issued one fully paid share of common stock of the Parent Company for each Unexercised Option held;


-------------------------------------------------------------------------------
22

David Mac.Smith Services Contract                                  Confidential
-------------------------------------------------------------------------------


         ii) in lieu of paying the exercise price to the Company in accordance with Clause 10.2, the Option holder must pay the full exercise price (which would have otherwise been payable to the Company) to the Parent Company on the date of exercise of the Unexercised Options and the Company is authorised to pay over any such moneys received by it to the Parent Company without further act or authority of the Option holder; and

         iii) within 10 days of receipt of the application for the exercise of the Unexercised Options and payment by the Option holder of the exercise price of such Options, the Parent Company must issue to the Option holder the number of fully paid shares of common stock of the Parent Company specified in the application; and

         iv) to avoid doubt, the Option holder has no entitlement to be issued or allotted any shares in the capital of the Company upon exercise of the Unexercised Options.

(d)      In this Clause 14:

         "Unexercised Options" means all Options that have been granted but are unexercised

15.      CHANGE OF CONTROL

If any one entity or person, acting alone or in association with others,

a) lodges with the Company, or any parent of the Company, a substantial shareholders notice indicating an interest or

b)       in any way obtains an interest in

more than 30% of the issued capital of the Company, or any parent of the Company, then all options, which have not yet vested, become immediately vested, irrespective of any unfulfilled conditions of vesting.



-------------------------------------------------------------------------------
23